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                                                                   Exhibit 10.11

                                   IS ROBOTICS

                              EMPLOYMENT AGREEMENT



         THIS IS AN AGREEMENT, effective as of January 1st, 1997 by and between IS Robotics, a Massachusetts corporation (the "Company"), and Helen Greiner (the "Employee"):

                                    RECITALS:

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

         1. Employment

                  The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, upon the terms and conditions hereinafter set forth.

         2. Duties

                  The Employee shall serve as President of the Company. In such capacity, the Employee will report to the Board of Directors of the Company and will perform such duties on behalf of the Company consistent with such office as may be assigned to him from time to time by the Board of Directors of the Company. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Board of Directors of the Company, provided they are not inconsistent with the provisions of this Agreement.

         3. Term

                  The commencement date of the Employee's initial term of employment under this Agreement is the date first above written, and Employee's employment will continue, unless sooner terminated as provided below, until June 20th, 2000. Upon the expiration of the initial effective term, this Agreement shall be automatically renewed for successive one-year terms unless terminated as provided in Section 7 hereof (as so extended, the "Employment Term").

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         4. Extent of Services


                  During the term of his employment, the Employee will devote full time at a minimum of 160 hours per month, and his best efforts to the performance of his duties under this Agreement. Under no circumstances will the Employee knowingly take any action contrary to the best interests of the Company.

         5. Compensation

                  In consideration of the services rendered by the Employee under this Agreement, the Company will pay the Employee compensation as follows:


                  5.1 Base Salary. A base salary ("Base Salary") of $110,000 per year for the term of this Agreement, payable in accordance with the Company's ordinary payroll practices; provided, however, that if the Company's Operating Income or Cash Flow is insufficient to pay the Employee's Base Salary, the Employee's Base Salary for such year shall be reduced to the amount that the Company is capable of paying to the Employee as determined in the good faith judgment of either the Company's Board of Directors or the Employee. Any such deficiency shall be paid by the Company to the Employee in the next fiscal year that the Company generates sufficient operating income to pay all of its obligations and the deficiency amount, as determined in the good faith judgment of the Company's Board of Directors. Operating Income shall mean the Company's income before depreciation, interest and taxes. This base salary will be reviewed quarterly by the senior management team.


                  5.2 Bonus. The Employee will be entitled to receive a bonus each calendar year during the Employment Period in accordance with the achievement of certain profitability levels as more fully set forth on Schedule 1 attached hereto. The timing of such bonus payments shall be determined by the Board of Directors of the Company, in its sole discretion.

                  5.3 Stock Options Upon execution of this agreement, the Employee will be granted 10,000 non-qualified stock options with a 3 year vesting period.


         6. Other Benefits

                  6.1 Additional Compensation and Benefits. The Employee shall be entitled to four weeks of vacation in each fiscal year and health insurance consistent with the health insurance provided

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by the Company to other similarly-situated employees of the Company. The
Employee will be entitled to such additional compensation, bonuses or benefits as the Company's Board of Directors, in its sole discretion, may decide.

                  6.2 Expenses. The Company will, upon substantiation thereof, reimburse the Employee for all reasonable expenses of types authorized by the Treasurer of the Company in the ordinary course of business and incurred by the Employee in connection with the Company's business affairs. The Employee must regularly submit, for approval to the Treasurer of the Company, a statement of these expenses and will comply with such other accounting and reporting requirements as the Company may from time to time establish.

                  6.3 Board Representation The Employee shall be entitled to a seat on IS Robotics' Board of Directors as long as the Employee maintains greater than a 10% equity position in the company on a fully diluted basis.

                  6.4 Severance Period If the Company terminates the Employee for reasons other than cause, then for purposes of this section, the "severance period" is the period of time beginning when the Employee is terminated and ending at the latest of the following times:

                           (a) 6 months

                           (b) The expiration of the non-compete clause of
                               this agreement.

                  6.5 Severance Pay The Employee is entitled to continuing pay at a level equal to his average base salary over the past 2 years for the duration of the severance period.


         7. Termination

                  7.1 By the Company. The Company may terminate the Employee's employment with the Company (a) upon the expiration of the Employment Period in accordance with the terms of this Agreement, (b) at any time without notice for "cause", as defined below, (c) at any time upon 60 days' advance notice, as specified in Section 3 above, or (d) upon the death of the Employee.

                  7.2 By the Employee. The Employee may terminate his employment with the Company at any time upon 60 days' advance notice, in accordance with
Section 3 above.

                  7.3 Cause. For the purposes of this Section, "cause"

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means:

                           (a) engaging in any crime or offense involving money or other property of the Company, or

                           (b) failure or refusal to perform specific directives of the Company's Board of Directors consistent with the Employee's duties, or

                           (c)      conviction of a felony, or

                           (d)      failure to adhere to written Company
                                    policies, or

                           (e)      A material breach of this Agreement


                  7.4 Amounts Payable Upon Termination. Upon termination of the Employee's employment with the Company in accordance with Section 8.1, all moneys owed the Employee will become immediately payable, and all compensation and benefits under this Agreement with the exception of severance pay will cease, effective the date of termination.


         8. Additional Terms

                  8.1 Non-Competition. During the term of this Agreement and for a period of two (2) years after the termination of this Agreement, the Employee shall not, without the Company's prior written consent, which shall not be unreasonably withheld, directly or indirectly:

                  (a) as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as a holder of not more than 1% of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling similar products or services in the Robotics Industry, as such term is defined in Exhibit A attached hereto and made a part hereof;

                  (b) recruit, solicit or induce, or attempt to induce, any employee, consultant or agent of the Company to terminate their employment with, or otherwise cease their relationship with, the Company after the Employee's departure; or

                  (c) solicit, divert or take away, or attempt to divert


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or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee during the term of this Agreement.

                  8.2 Confidentiality and Nondisclosure. In consideration and as a condition of my employment, or continuing employment, by IS Robotics and/or by companies which it owns, controls, or is affiliated with, or their successors in business (the "Company"), and the compensation paid therefore:

                  (a) I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, designs, customer lists, business plans, marketing plans and strategies, and pricing strategies or any subject matter pertaining to any business of the Company or any of its clients, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

                  (b) Return of Confidential Material. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings and data of any nature pertaining to any invention or confidential information of the Company or to my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit A.

                  (c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all sales and customer transactions, which records shall be available to and remain the sole property of the Company at all times.


                  8.3 Remedies. The Employee acknowledges that any breach of the provisions of this Section 8 shall result in serious and

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irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Employee agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

                  8.4 Survival of Obligations. The obligations of the Employee under this Section 8 will survive the termination of this Agreement.

         9. Notices

                  All notices under this Agreement must be in writing and must be delivered by hand or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties as follows:

IF TO THE COMPANY:         IS Robotics
                           Twin City Officer Center
                           22 McGrath Highway, Suite 6
                           Somerville, MA 01778
                           Attention: President

WITH A COPY TO:            Epstein Becker & Green, P.C.
                           75 State Street
                           Boston, MA 02109
                           Attn: Susan Pravda, Esq.

IF TO THE EMPLOYEE:             To the address set forth below the
                           signature of the Employee;

or to such other address as is specified in a notice complying with this Section
10. Any such notice is deemed given on the date delivered by hand or three days after the date of mailing.

         10. Miscellaneous

                  10.1 Modification. This Agreement constitutes the entire Agreement between the parties with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

                  10.2 Successors and Assigns. This Agreement is binding upon and inures to the benefit of both parties and their respective successors and assigns, including any corporation with

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which or into which the Company may be merged or which may succeed to its assets or business, although the obligations of the Employee are personal and may be performed only by him.

                  10.3 Captions. Captions have been inserted in this Agreement solely for convenience of reference, and in no way define, limit or affect the scope or substance of any provision of this Agreement.

                  10.4 Severability. The provisions of this Agreement are severable, and invalidity of any provision does not affect the validity of any other provision. In the event that any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of its duration or scope, the parties agree that the court in making such determination will have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form is valid and enforceable to the full extent permitted by law.

                  10.5 Governing Law. This Agreement is to be construed under and governed by the laws of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.




                                             IS Robotics


                                             By: /s/  COLIN M. ANGLE
                                                ________________________
                                                   Colin M. Angle
                                                   CEO


                                             EMPLOYEE

                                             /s/ HELEN GREINER
                                             ___________________________
                                                 Helen Greiner



                                             Address: